UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2015

XBIOTECH INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State of Incorporation)

001-37347
(Commission File Number)

N/A
(IRS Employer Identification No.)

8201 E Riverside Dr. Bldg 4, Ste 100 Austin, Texas	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900
(Registrant's telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 15, 2015, XBiotech Inc. (the "Company"), announced that it will host its inaugural quarterly business update conference call and live webcast on July 28, 2015 at 8:30 a.m. Eastern Time to discuss results to date from its clinical trials and its R&D program.

The conference call can be accessed by dialing 866-295-6002 toll-free in the U.S. or 412-455-6209 for participants outside the U.S. (passcode: 86655088). The live audio webcast can be accessed on the Investor Relations section of the XBiotech website at www.investors.xbiotech.com. A replay of the call will be available on XBiotech's website for 90 days.

This Form 8-K and the related press release contains forward-looking statements, including declarations regarding management's beliefs and expectations, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "could," "expects," "plans," "contemplate," "anticipates," "believes," "estimates," "predicts," "projects," "intend" or "continue" or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties are subject to the disclosure set forth in "Risk Factors" in our SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release of XBiotech Inc., issued July 15, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XBIOTECH INC. (Registrant)
July 16, 2015 (Date)	/s/ JOHN SIMARD John Simard Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, issued July 15, 2015